                                                                     EXHBIT 3.19

                             Company Number:3459039

                         The Companies Act 1985 to 1989

                        PRIVATE COMPANY LIMITED BY SHARES
                           --------------------------


                           --------------------------




                                   MEMORANDUM

                                       AND

                             ARTICLES OF ASSOCIATION




                             F-M UK HOLDING LIMITED

                         -------------------------------

                  Incorporated on the 31st day of October, 1997

                         The Companies Act 1985 to 1989


                           --------------------------

                        PRIVATE COMPANY LIMITED BY SHARES
                           --------------------------


                            Memorandum of Association


                                       of


                             F-M UK HOLDING LIMITED

                         (amended up to 12 March, 1998)


1.   The Company's name is "F-M UK Holding Limited"/1/.

2.   The Company's registered office is to be situated in England and Wales.

3.   The objects of the Company are:

     (a) to carry on business as a general commercial company and any trade or business whatsoever and any lawful purpose pursuant to the Companies Act 1985 (hereinafter called "the Act") as amended, extended or applied by or under any other enactment or as re-enacted, and without prejudice thereto but in furtherance thereof to carry on all or any of the businesses of a holding company of other companies, firms and businesses, and to acquire by purchase, lease, concession,

--------------
/1/ The Company was incorporated under the name of Superglory Limited and adopted its present name on 6 November, 1997.

          collectors, stocks and share brokers and dealers and commission and general agents, merchants and traders; and to act as merchants generally;

     (b) to carry on any other trade or business whatsoever which can in the opinion of the members or directors of the Company be conveniently or advantageously or profitably carried on in connection with or ancillary to any of the businesses of the Company or calculated directly or indirectly to enhance the value or render more profitable any of the Company's assets;

     (c) to assume the obligations or any of them arising from the formation of the Company and without prejudice to the generality thereof to pay all costs, charges and expenses incurred or sustained in or about the promotion or establishment of the Company or which the directors may consider to be in the nature of preliminary expenses, and to novate or otherwise assume any contracts entered into prior to incorporation of the Company as the directors may think fit;

     (d) to undertake or acquire all or any part of the business, assets and liabilities of or any share in any company, partnership or person carrying on or proposing to carry on all or any of the objects for the time being of the Company, or to amalgamate, enter into partnership, share profits, co-operate, or engage in mutual assistance with any such company, partnership or person, and to give or accept by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock or securities that may be agreed upon, and to hold and retain, or sell, mortgage, change and deal with any shares, debentures, debenture stock or securities however received, and to conduct and carry on, liquidate or wind up any such business;

     (e) to apply for, subscribe, take, purchase or otherwise acquire, hold and deal with shares, debentures, options or other interests in or securities of any other company so as to benefit directly or indirectly the Company or enhance the value of its property, and to co-ordinate, finance, manage, supervise or control the business and operations of any company in which the Company may hold such interest;

     (f) to acquire and take options over and deal with any property whatsoever, including but without limit any shares in the capital of the Company, and any rights or privileges of any kind over or in respect of any property, and without limit to purchase, take on lease, exchange, hire or otherwise acquire any estate or interest in any real or personal property, and to deal with the same or any part thereof;

     (g) to promote any other business for the purpose of acquiring the whole or any part of the business, property, undertaking or liabilities of the Company or of any business, property, undertaking or liabilities which may appear likely to assist or benefit the Company or to enhance the value of any property or business of the Company, and to subscribe for, purchase or otherwise acquire or place or guarantee the placing of or underwrite all or any part of the shares, debentures or securities of any such company as aforesaid;

     (h) to sell, let (including, but without limitation, by way of assured shorthold tenancy), exchange, dispose of, turn to account, grant licences, options, rights or privileges in respect of, mortgage, charge or otherwise deal with all or any part of the business and property of whatever nature (whether or not as a going concern) of the Company, and to deal in any manner as aforesaid with the same or any part thereof either together or in portions for such consideration whether shares, debentures, options, cash or real or personal property of any other nature without limit as the members or the directors of the Company may think fit;

     (i) to erect, build, manufacture, improve, manage, construct, repair, maintain, alter or develop any real or personal property;

     (j) to invest and deal with any moneys in any manner, and to hold, alter, dispose of or otherwise without limit deal with any investments so made;

     (k) to receive money on deposit or loan, and to borrow or raise money or credit as may seem expedient without limit and whether with or without any security or guarantee therefor, and to issue any debentures or debenture stock whether perpetual, irredeemable or otherwise;

     (l) to issue or grant any mortgage, charge, standard security, lien or other security upon all or any part of the property or assets whether present or future and including but without limit the uncalled capital of the Company, and also by any such means to secure and guarantee the performance by the Company, any holding, subsidiary or associated company of the Company, or any other person, firm or company of any obligation undertaken by the Company or any of them as the case may be, and to stand security or guarantor for or otherwise support any obligation of any other person, firm or company whether by personal covenant, mortgage, charge, standard security or lien upon the whole or any part of the undertaking, property and assets of the Company whether present or future including but without limit its uncalled capital;

     (m) to advance or lend money or give any credit to any person, firm or company as the directors or members may think fit, and to give financial assistance as statutorily permitted for the acquisition or redemption of any shares, debentures, option rights or other security of the Company;

     (n) to draw, issue, accept, endorse, discount, negotiate, make or deal with as may seem expedient cheques, bills of exchange or lading, promissory notes, warrants, coupons, debentures, and other negotiable or transferable notes or instruments;

     (o) to seek any permission, order, privilege, charter, concession, decree, right, or licence from any government department, national, local or other statutory authority or official body in any part of the world where the Company does or may do business or other official sanctions for enabling the Company to pursue any of its objects for the time being or for any other purpose which may seem calculated directly or indirectly to promote the Company's interests, and comply with the same, and to oppose or defend any proceedings or application which may seem directly or indirectly to advance or prejudice the Company's interests as the case may be;

     (p) to seek in any part of the world and deal with, grant or obtain licences in respect of, manufacture under, operate, test, improve, or experiment on any invention, discovery, copyright, patent, brevet d'invention, licence, secret process, trade mark, service mark, design, registration, protection and concession as may seem expedient or beneficial, and to register, re-register, disclaim, alter, modify, use, and turn to account the same or any of them;

     (q) to act as principal, nominee, agent (whether disclosed or undisclosed), broker, trustee, factor, contractor or sub contractor in any part of the world;

     (r) to pay, reward or remunerate anyone supplying goods or services to the Company by cash, goods, services or any securities of the Company;

     (s) to give to any charitable, benevolent or public cause or object which may be for the benefit of the Company or any holding, subsidiary or associated company of the Company or any directors or employees thereof, and to provide or pay towards any pension, annuity, gratuity, insurance, superannuation or other allowance or benefit, and generally to provide advantages, facilities and services for any persons who are or have been directors of, employed by, or serving the Company or any holding, subsidiary or associated company of the Company or any predecessor thereof and to the members of the family, dependants, personal representatives or nominated beneficiaries of any such persons, and to set up, establish, maintain, provide, contribute towards and lend in favour of any incentive, profit-sharing, option, or savings related scheme for the benefit of the employees of the Company or any holding, subsidiary or associated company as aforesaid;

     (t) to distribute among the members of the Company in specie or otherwise any property of the Company of whatever nature, including but without limit the shares, debentures or other securities of any other company taking over the whole or any part of the undertaking, assets or liabilities of the Company, and to purchase or assist the purchase of or redeem the shares for the time being (including any redeemable shares) or reduce the capital of the Company in any manner permitted under Part V of the Act;

     (u) to carry on any of the objects for the time being of the Company in any part of the world as principal or by or through agents, trustees, brokers, sub-contractors or otherwise and either alone or with any other person, firm or company;

     (v) to do all such other things as are in the opinion of the Company incidental or conducive to the above objects or any of them.

     The objects specified in each of the paragraphs of this Clause shall not, except where the context expressly so requires, be in any way limited or restricted by the terms of any other paragraph and shall be construed as separate, distinct and independent objects capable of being performed and carried out separately, distinctly and independently of each other.

4.   The liability of the Members is limited.

5. The Company's share capital is (pound)400,000,000 divided into (pound)400,000,000 ordinary shares of(pound)1 each./2/

-----------------
/2/   Amended 10 March, 1998

WE, the subscribers to this Memorandum of Association, wish to be formed into a company pursuant to this Memorandum; and we agree to take the number of shares shown opposite our respective names.

--------------------------------------------------------------------------------

Names and Address of Subscriber                  Number of shares
                                                 taken by each Subscriber

--------------------------------------------------------------------------------

1.       For and on behalf of                             One
         Instant Companies Limited
         1 Mitchell Lane
         Bristol BS1 6BU

2.       For and on behalf of                             One
         Swift Incorporations Limited
         1 Mitchell Lane
         Bristol BS1 6BU
                                               --------------------------------

                            Total shares taken            Two

--------------------------------------------------------------------------------

Dated this 1st day of October, 1997


WITNESS to the above Signatures:-           Mark Anderson
                                            1 Mitchell Lane
                                            Bristol BS1 6BU

                             The Companies Act 1985


                           --------------------------

                       A PRIVATE COMPANY LIMITED BY SHARES
                           --------------------------


                             Articles of Association


                                       of


                             F-M UK HOLDING LIMITED

                (adopted by special resolution on 12 March, 1998)


Regulations of the Company

1. The articles comprise these Articles and save insofar as it is modified by these Articles, Table A (which expression means that Table as prescribed by regulations made pursuant to the Companies Act 1985 (the "Act") and in force on the date of incorporation of the Company).

2.   Regulations 8, 24, 53, 54, 60-62 (inclusive), 65-69 (inclusive), 73-80
     (inclusive), 87, 90, 93, 100 and 118 in Table A do not apply to the
     Company.

Share capital

3. The authorised share capital of the Company is(pounds)400,000,000 divided into 400,000,000 ordinary shares of (pounds)1 each./3/

4. (1) Subject to paragraph (2) of this Article the directors are authorised pursuant to Section 80(1) of the Act to allot shares up to the amount of the authorised but unissued share capital of the Company from time to time to such persons (including any directors) and on such conditions as they think proper provided that no shares shall be issued at a discount contrary to the Act.

     (2) The authority conferred upon the directors by Article 4(1) shall expire five years from the date of incorporation of the Company, unless previously revoked, varied or renewed by an Ordinary Resolution of the Company, but upon the expiration of such authority, the Company may resolve by Ordinary Resolution to renew such authority subject to such conditions as the Company may impose.

     (3)  Section 89(1) of the Act is hereby excluded.

Variation of rights

5. The rights attached to any existing shares shall not (unless otherwise expressly provided by the terms of issue of such shares) be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or subsequent thereto.

-----------------
/3/  Amended 10 March, 1998.

Share certificates

6. In Regulation 6 in Table A there shall be inserted after the word "seal" the following words, namely: "or the official seal of the Company if the Company has a seal, or otherwise executed in such manner as may be permitted by the Act".

Lien

7. The Company shall have a first and paramount lien on all the shares registered in the name of any member (whether solely or jointly with others) for all moneys due to the Company from him or his estate, whether solely or jointly with any person (whether a member or not) and whether such moneys are presently payable or not. The Company's lien on a share shall extend to all dividends or other moneys payable thereon or in respect thereof. The directors may at any time resolve that any share shall be exempt, wholly or partly, from the provisions of this Article.

Calls on shares

8. The directors may accept from any member the whole or any part of the amount remaining unpaid on any share held by him notwithstanding that no part of that amount has been called up.

Transfer of shares

9. The directors may, in their absolute discretion, and without assigning any reason therefor, decline to register any transfer of shares, whether or not it is a fully paid share; provided that the directors shall not be entitled to decline to register any transfer of shares resulting from the enforcement of any security interest created by the Company in favour of a third party./4/

Transmission of shares

10. There shall be inserted at the end of Regulation 31 in Table A the following proviso, namely: "provided always that the directors may at any time give notice requiring any such person to elect either to become or to have another person registered as the holder of the share and if the requirements of the notice are not complied with within 90 days the directors may thereafter withhold payment of all dividends, bonuses or other moneys payable in respect of the share until the requirements of the notice have been complied with".

Proceedings at general meetings

11. In paragraph (b) of Regulation 38 in Table A there shall be inserted after the words: "giving that right", the following words, namely: "(or such lesser percentage as may be permitted by the Act and agreed by the members)".

12. In Regulation 40 in Table A the following words shall be added to the end of the second sentence, namely: "Except where the Company is a private Company limited by shares or by guarantee and having one member, in which case the quorum shall be one person, being the member or a proxy for the member or a duly authorised representative of a corporation".

13. In Regulation 41 in Table A there shall be inserted after the words "the directors may determine" the following words, namely: "and if at the adjourned meeting such a quorum

----------------
/4/  Amended 14 January, 1999.

     is not present within half an hour from the time appointed for the meeting, one member present in person or by proxy or (being a corporation) by its duly authorised representative shall be a quorum".

14. A poll may be demanded by any member present in person or by proxy or (being a corporation) by its duly authorised representative. Regulation 46 in Table A shall be construed accordingly.

15. A resolution in writing of all the members who would have been entitled to vote upon it if it had been proposed at a general meeting at which they were present shall be as effectual as if it had been passed at a general meeting duly convened and held either:

     (1) if it consists of an instrument executed by or on behalf of each such member; or

     (2)  if it consists of several instruments in the like form each either:

          (a)  executed by or on behalf of one or more of such members; or

          (b) sent by or on behalf of one or more of such members by telex or facsimile transmission and deposited or received at the office or received by the secretary.

Votes of members

16. Subject to any rights or restrictions as to voting attached to any shares by the terms on which they were issued or by or in accordance with the Articles or otherwise, on a show of hands every member who (being an individual) is present in person or (being a corporation) is present by its duly authorised representative not being himself a member entitled to vote, shall have one vote, and on a poll every member who is present in person or by proxy or (being a corporation) is present by its duly authorised representative shall have one vote for every share of which he is the holder.

17. The instrument appointing a proxy shall be in writing in any usual or common form and shall (except in the case of an appointment by telex or a facsimile transmission of an appointment otherwise complying with the requirements of this Article) be executed by the appointor or his attorney duly authorised in writing or in such other form as the directors may approve. A proxy need not be a member of the Company.

18. The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is executed, or a notarially certified copy of such power or authority, shall be deposited or received at the office (or at such other place in the United Kingdom as is specified for that purpose in any instrument of proxy sent by the Company in relation to the meeting) not less than forty-eight hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, or handed to the chairman of the meeting or adjourned meeting, and, in default, the instrument of proxy shall be invalid.

Alternate directors

20. (1) A director may by written notice signed by him (except in the case of an appointment by telex or a facsimile transmission of an appointment otherwise complying with the requirements of this Article) and deposited or received at the office or received by the secretary or in such other manner as the directors may approve appoint another director or any other person to be and act as his alternate director.

     (2) Every alternate director shall (subject to his giving to the Company an address within the United Kingdom at which notices may be given to him) be entitled to
          notice of meetings of the directors or of committees of directors, and to attend and vote as a director at any such meeting at which the director appointing him is entitled to attend and vote but is not personally present and generally at such meeting to exercise all the powers, rights duties and authorities of the director appointing him. Every alternate director shall also be entitled to sign or, in the case of a telex or facsimile transmission, send on behalf of the director appointing him a resolution in writing of the directors pursuant to Article 28.

     (3) An alternate director shall neither be an officer of the Company nor entitled to any remuneration from the Company for acting as an alternate director.

     (4) A director may by written notice signed by him or sent by him by telex or facsimile transmission and deposited or received at the office or received by the secretary or in such other manner as the directors may approve at any time revoke the appointment of an alternate director appointed by him.

     (5) If a director shall cease to hold the office of director for any reason, the appointment of his alternate director shall thereupon automatically cease.

Delegation of directors' powers

21. The following words shall be added at the end of the first sentence of Regulation 72 in Table A, namely: "and may also appoint to any such committee persons who are not directors provided that the chairman and a majority of such committee shall be directors".

Retirement, appointment and removal of directors

22. Federal-Mogul Growth BV of Drentestraat 20, 1083 HK Amsterdam, The Netherlands, its successors and assigns, shall have the power from time to time and at any time to appoint any person or persons as a director or directors and to remove from office any director howsoever appointed. Any such appointment or removal shall be effected by an instrument which shall be in writing and shall (except in the case of an appointment or removal by telex or a facsimile copy of an appointment or removal otherwise complying with the requirements of this Article) be executed by Federal-Mogul Growth BV (or its successors or assigns, as the case may be) making the same or by its duly authorized attorney or in such other manner as the directors may approve, and shall take effect upon such appointment or removal being deposited or received at the office or otherwise communicated to the Company at the office or being handed or otherwise communicated to the chairman of a meeting of the directors at which a quorum is present.

Disqualification and removal of directors

23.  In Regulation 81 in Table A:

     (1) there shall be inserted after the word "company" in paragraph (d) the following words, namely: ", provided that such action shall be without prejudice to the terms of and to any rights of the Company under any contract between the director and the Company"; and

     (2)  paragraph (e) shall be deleted.

Remuneration of directors

24. The following sentence shall be added at the end of Regulation 82 in Table A, namely: "Any director who serves on any committee, or who devotes special attention to the business of the Company, or who otherwise performs services which in the opinion of the directors are in addition to or outside the scope of the ordinary duties of a director (which services shall include, without limitation, visiting or residing abroad in connection with the Company's affairs), may be paid such extra remuneration by way of salary, percentage of profits or otherwise as the directors may determine".

Directors' appointments and interests

25. In Regulation 84 in Table A there shall be substituted for the words "shall not be subject to retirement by rotation" the following words, namely:
     "shall be subject to the same provisions as to resignation and removal as other directors of the Company".

Directors' and employees' gratuities and pensions

26.  The directors may:

     (1) establish and maintain, or procure the establishment and maintenance of, any share option or share incentive or profit-sharing schemes or trusts or any non-contributory or contributory pension or superannuation schemes or funds for the benefit of, and may make or give or procure the making or giving of loans, donations, gratuities, pensions, allowances or emoluments (whether in money or money's-worth) to, or to trustees on behalf of, any persons who are or were at any time in the employment or service of the Company, or of any company which is a subsidiary of the Company, or is allied to or associated with the Company or with any such subsidiary, or who are or were at any time directors or officers of the

          Company or of any such other company as aforesaid, and to the wives, husbands, widows, widowers, families and dependants of any such persons;

     (2) establish and subsidise or subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of, or to advance the interests and well-being of the Company, or of any such other company as aforesaid, or of any such persons as aforesaid;

     (3) make payments for or towards policies of assurance on the lives of any such persons and policies of insurance for the benefit of or in respect of any such persons (including insurance against their negligence or breach of duty to the Company) as aforesaid;

     (4) pay, subscribe or guarantee money to or for any charitable or benevolent objects, or for any exhibition, or for any political, public, general or useful object; and

     (5) do any of the above things either alone or in conjunction with any such other company as aforesaid.

Subject always, if the Act shall so require, to particulars with respect to the proposed payment being disclosed to the members of the Company and to the payment being approved by the Company, any director shall be entitled to participate in and retain for his own benefit any such loan, donation, gratuity, pension, allowance or emolument.

Proceedings of directors

27. In Regulation 88 in Table A there shall be substituted for the third sentence the following sentences, namely: "Every director shall be given not less than 48 hours' notice of every meeting of the directors, such notice to be sent to such address as is notified by him to the Company for this purpose or otherwise communicated to him personally. Any director may by notice to the Company either before or after the meeting waive his right to receive notice of the meeting and any director who either:

     (1) is present at the commencement of a meeting whether personally or by his alternate director; or

     (2) does not, within seven days following its coming to his attention that a meeting has taken place without prior notice of such meeting having been given to him pursuant to this Regulation, notify the Company that he desires the proceedings at such meeting to be regarded as a nullity, shall be deemed hereafter to have waived his right to receive notice of such meeting pursuant to this Regulation".

28. The following sentence shall be substituted for the final sentence of Regulation 89 in Table A, namely: "For the purpose of determining whether a quorum exists for the transaction of the business of the board of directors:

     (1) in the case of a resolution of directors, who would (if attending a meeting) comprise a quorum, who are in telephonic communication with one another, any such resolution shall be as valid and effectual as if passed at a meeting of the board of directors duly convened and held;

     (2) in the case of a meeting of the board of directors, in addition to the directors present at the meeting, any director in telephonic communication with such meeting shall be counted in the quorum and entitled to vote; and

     (3) any person attending a meeting of the board, or in telephonic communication with such a meeting, who is both a director and is acting as an alternate director for one or more of the directors shall, for the purposes of the quorum, be counted as one for each such person for whom he is acting as an alternate director and, if applicable, also be counted as a director, but not less than two individuals shall constitute a quorum".

29. A resolution in writing of all the directors or all the members of a committee of directors shall be as effectual as if it has been passed at a meeting of directors or (as the case may be) a committee of directors duly convened and held either:

     (1) if it consists of an instrument executed by or on behalf of each such director or committee member; or

     (2)  if it consists of several instruments in the like from each either:

          (a) executed by or on behalf of one or more of such directors or committee members; or

          (b) sent by or on behalf of one or more of such directors or committee members by telex or facsimile transmission and deposited or received at the office or received by the secretary.

30. Subject to any requisite declaration of interest in accordance with the provisions of the Act and (if applicable) Regulation 85 in Table A having been made by him a director may vote as a director in regard to any transaction or arrangement in which he is interested, or upon any matter arising therefrom and Regulation 94 in Table A shall be construed subject to this provision.

31.  In Regulation 97 in Table A:

     (1) there shall be inserted after the words "the appointment" the following words, namely: "or the terms of appointment"; and

     (2) the following words shall be deleted, namely: "and be counted in the quorum" and there shall be inserted after the words "his own appointment" the following words, namely: "and shall be counted in the quorum in respect of each resolution including that concerning his own appointment, and Regulation 95 shall be construed subject to this provision."

Minutes

32.  The directors shall cause minutes to be made in books kept for the purpose:

     (1) of all appointments of officers and alternate directors made by the directors; and

     (2) of all proceedings at meetings of the Company, of the holders of any class of shares in the Company, of the directors, and of committees of directors, including the names of the persons present at each such meeting.

The seal

33. In Regulation 101 of the Table, there shall be substituted for the first sentence the following sentence, namely: "The Company need not have a seal but if the Company does have a seal, the seal shall only be used by the authority of the directors or of a committee of directors authorised by the directors".

34. The Company is authorised pursuant to Section 39 of the Act for so long as its objects require or comprise the transaction of business in foreign countries to have an official seal for use in any territory, district, or place elsewhere than in the United Kingdom.

Notices

35. In Regulation 112 of Table A, the final sentence shall be deleted and the following words shall be inserted at the end of the first sentence, namely:
     "or by sending it by telex or facsimile transmission to such telex or facsimile number as the member shall have given to the Company for the purpose".

36.  In Regulation 115 of Table A, there shall be inserted:

     (1)  after the words: "prepaid and posted", the following words, namely:
          "or that a notice was properly sent by telex or facsimile transmission"; and

     (2) after the words: "was posted" the following words, namely "or after the time at which it was sent by telex or facsimile transmission".

Indemnity

37. Subject to the provisions of the Act, every director, other officer or auditor of the Company or person acting as an alternate director shall be entitled to be indemnified out



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


     of the assets of the Company against all costs, charges, expenses, losses or liabilities which he may sustain or incur in or about the execution of his duties to the Company or otherwise in relation thereto.

--------------------------------------------------------------------------------

Names and Address of Subscriber                     Number of shares
                                                    taken by each Subscriber

--------------------------------------------------------------------------------

1.       For and on behalf of                              One
         Instant Companies Limited
         1 Mitchell Lane
         Bristol BS1 6BU

2.       For and on behalf of                              One
         Swift Incorporations Limited
         1 Mitchell Lane
         Bristol BS1 6BU
                                                     ------------------------

                              Total shares taken           Two

--------------------------------------------------------------------------------
Dated this 1st day of October, 1997


WITNESS to the above Signatures:-           Mark Anderson
                                            1 Mitchell Lane
                                            Bristol BS1 6BU



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